                                                                   EXHIBIT 99(a)

                                                [UNIVERSAL FOREST PRODUCTS LOGO]

                                                    UNIVERSAL FOREST PRODUCTS(R)

NEWS RELEASE

---------------AT THE COMPANY---------------
Lynn Afendoulis
Director, Corporate Communications
616/365-1502

FOR IMMEDIATE RELEASE
MONDAY, APRIL 16, 2007

  UNIVERSAL FOREST PRODUCTS, INC. REPORTS 1ST QUARTER EARNINGS OF $3.9 MILLION

GRAND RAPIDS, Mich., April 16, 2007 - Universal Forest Products, Inc. (Nasdaq:
UFPI) today announced its first quarter results, including net sales of $549.0 million and net earnings of $3.9 million, down from net sales of $665.6 million and net earnings of $15.9 million for the same period in 2006. The numbers compare with an unusually strong first quarter in 2006 due, in part, to the spike in FEMA orders for manufactured homes in the wake of the 2005 hurricane season, and reflect the impact of the soft lumber and housing markets, as well as adverse weather conditions.

"We predicted that the housing market would be soft, but it turned out to be even weaker than we anticipated. In addition, supply continues to exceed demand in an already depressed lumber market, keeping prices low and adversely affecting our sales numbers," said President and CEO Michael B. Glenn. "These factors combined to create a tough quarter."

Glenn noted that January and February were as weak as the Company has seen, but as the weather improved in March, sales and profits also rebounded. "March provided us with reason to believe we might soon see positive evidence of our efforts to gain market share," he added. "The monthly trend is positive and we believe the moves we've made over the past six months to position the Company for growth contributed to an increase in market share. We are optimistic for stronger months ahead, especially in our Do-It-Yourself/retail and industrial markets."

                                                                         MORE...

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UNIVERSAL FOREST PRODUCTS, INC.
PAGE 2

By market, Universal posted the following gross sales results for the first quarter:

      - $196.1 million in Do-It-Yourself/retail, a decrease of 9.4% from 2006;

      - $138.8 million in site-built construction, a decrease of 34.9% from 2006;

      -     $133.5 million in industrial, a decrease of 4.7% from 2006; and

      - $88.3 million in manufactured/modular housing, a decrease of 17.3% over 2006.

These results were impacted by the lumber market, which affects the Company's cost of materials and its selling prices. Glenn called the lumber market in the first quarter of 2007 "one of the weakest we have seen in many years." On average, the lumber composite price was 24% lower in the first quarter of 2007 compared to the first quarter of 2006, and sustained over-supply continued to drive prices even lower.

The Company's unit sales declined approximately 8% for the quarter primarily due to weak single family and manufactured housing market conditions; these declines were partially offset by increased unit sales attributable to businesses the Company has acquired since the first quarter of 2006.

Glenn noted that sales to new customers in the first quarter helped mitigate the effect of the struggling site-built and manufactured housing markets.

"Times like these provide us with the opportunity to demonstrate the power of Universal. We put our collective shoulder to the grindstone to gain market share where we could, to enhance our operations, and to position the Company for growth when the markets return," Glenn added.

To enhance its opportunity in 2007 and beyond, Universal is focused on its strategic plan, GO 2010; on fully integrating recent acquisitions including Aljoma Lumber and Banks Lumber; and on a continuous improvement strategy that's being deployed throughout the Company to enhance customer satisfaction, empower employees and improve productivity.

OUTLOOK

At the beginning of 2007, the Company announced annual targets for unit sales growth ranging from 10% to 15% and net earnings growth (excluding certain tax adjustments from 2006 results) of 5% to 10%. These targets continue to be subject to a number of assumptions, including certain key assumptions listed in our press release dated Feb. 5, 2007. Due to the seasonality of our business and to other market factors that might impact our year-end results, it is too early to assess the relative accuracy and scope of those assumptions.

                                                                        MORE...

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UNIVERSAL FOREST PRODUCTS, INC.
PAGE 3

Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 11:00 a.m. EDT on Tuesday, April 17, 2007. The call will be hosted by Executive Chairman William B. Currie, CEO Michael B. Glenn, and CFO Michael Cole and will be available for analysts and institutional investors domestically at (866) 770-7051 or internationally at
(617) 213-8064. Use conference pass code #64685407. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a web cast at http://www.ufpi.com . A replay of the call will be available through Thursday, May 17, 2007 domestically at (888) 286-8010 or internationally at (617) 801-6888. Use replay pass code #96698687.

Universal Forest Products markets, manufactures and engineers wood and wood-alternative products for D-I-Y/retail home centers, structural lumber products for the manufactured housing industry, engineered wood components for the site-built construction market, and specialty wood packaging for various industries. The Company also provides framing services for the site-built sector. The Company reported sales of nearly $2.66 billion in 2006. Universal has approximately 10,000 employees who work out of more than 100 locations. For information about Universal Forest Products, please visit the Company's Web site at http://www.ufpi.com, or call 888-Buy-UFPI.

Please be aware that: Any statements included in this call that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs of the Company's management as well as on assumptions made by and information currently available to the Company at the time such statements were made. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially are the following: Adverse lumber market trends, competitive activity, negative economic trends, government regulations, and weather. These risk factors and additional information are included in the Company's reports on Form 10K and 10Q on file with the Securities and Exchange Commission.

                              HIGHLIGHTS TO FOLLOW

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UNIVERSAL FOREST PRODUCTS, INC.
PAGE 4

                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
                           FOR THE THREE MONTHS ENDED
                                 MARCH 2007/2006

                                                        QUARTER PERIOD                                   YEAR TO DATE
                                         ------------------------------------------    -------------------------------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)           2007                   2006                   2007                    2006
-------------------------------------    -------------------    -------------------    --------------------    -------------------
NET SALES                                $  549,038      100%   $  665,609      100%   $  549,038       100%   $  665,609      100%

COST OF GOODS SOLD                          475,518    86.61       571,298    85.83       475,518     86.61       571,298    85.83
                                         ----------             ----------             ----------              ----------

GROSS PROFIT                                 73,520    13.39        94,311    14.17        73,520     13.39        94,311    14.17

SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES                     63,458    11.56        64,529     9.69        63,458     11.56        64,529     9.69
                                         ----------             ----------             ----------              ----------

EARNINGS FROM OPERATIONS                     10,062     1.83        29,782     4.47        10,062      1.83        29,782     4.47

OTHER EXPENSE (INCOME)
 INTEREST EXPENSE                             4,324     0.79         3,799     0.57         4,324      0.79         3,799     0.57
 INTEREST INCOME                               (582)   -0.11          (429)   -0.06          (582)    -0.11          (429)   -0.06
                                         ----------             ----------             ----------              ----------
                                              3,742     0.68         3,370     0.51         3,742      0.68         3,370     0.51
                                         ----------             ----------             ----------              ----------

EARNINGS BEFORE INCOME TAXES
 AND MINORITY INTEREST                        6,320     1.15        26,412     3.97         6,320      1.15        26,412     3.97

INCOME TAXES                                  2,068     0.38         9,756     1.47         2,068      0.38         9,756     1.47
                                         ----------             ----------             ----------              ----------

EARNINGS BEFORE MINORITY INTEREST             4,252     0.77        16,656     2.50         4,252      0.77        16,656     2.50

MINORITY INTEREST                              (366)   -0.07          (790)   -0.12          (366)    -0.07          (790)   -0.12
                                         ----------             ----------             ----------              ----------

NET EARNINGS                             $    3,886     0.71    $   15,866     2.38    $    3,886      0.71    $   15,866     2.38
                                         ==========             ==========             ==========              ==========

EARNINGS PER SHARE - BASIC               $     0.20             $     0.85             $     0.20              $    0.85

EARNINGS PER SHARE - DILUTED             $     0.20             $     0.82             $     0.20              $    0.82

WEIGHTED AVERAGE SHARES
 OUTSTANDING                                 18,985                 18,606                 18,985                 18,606

WEIGHTED AVERAGE SHARES
 OUTSTANDING WITH COMMON
 STOCK EQUIVALENTS                           19,409                 19,278                 19,409                 19,278

SUPPLEMENTAL SALES DATA

                                               QUARTER PERIOD                                          YEAR TO DATE
                            -------------------------------------------------------       ---------------------------------------
MARKET CLASSIFICATION         2007                %          2006                %          2007        %         2006        %
                            ---------            ---       ---------            ---       --------     ---      --------     ----
DO-IT-YOURSELF/RETAIL       $ 196,136             35%      $ 216,466             32%      $196,136      35%     $216,466      32%
SITE-BUILT CONSTRUCTION       138,842             25%        213,132             31%       138,842      25%      213,132      31%
INDUSTRIAL                    133,452             24%        139,955             21%       133,452      24%      139,955      21%
MANUFACTURED HOUSING           88,278             16%        106,803             16%        88,278      16%      106,803      16%
                            ---------            ---       ---------            ---       --------     ---      --------     ----
TOTAL GROSS SALES             556,708            100%        676,356            100%       556,708     100%      676,356     100%
SALES ALLOWANCES               (7,670)                       (10,747)                       (7,670)              (10,747)
                            ---------                      ---------                      --------              --------
TOTAL NET SALES             $ 549,038                      $ 665,609                      $549,038              $665,609


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UNIVERSAL FOREST PRODUCTS, INC.
PAGE 5
                                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                                MARCH 2007/2006

(IN THOUSANDS)                       2007          2006
-----------------                 ----------     --------
ASSETS

CURRENT ASSETS
 Cash and cash equivalents        $   44,024     $ 39,608
 Accounts receivable                 195,617      199,508
 Inventories                         285,753      279,577
 Other current assets                 22,192       21,448
                                  ----------     --------
TOTAL CURRENT ASSETS                 547,586      540,141

OTHER ASSETS                           7,881        8,083
INTANGIBLE ASSETS, NET               186,358      141,566

PROPERTY, PLANT
AND EQUIPMENT, NET                   304,605      225,179
                                  ----------     --------

TOTAL ASSETS                      $1,046,430     $914,969
                                  ==========     ========

LIABILITIES AND SHAREHOLDERS'
EQUITY

CURRENT LIABILITIES
Accounts payable                  $  119,006     $130,584
Accrued liabilities                   72,462       93,164
Current portion on long-term
  debt and capital leases              1,223          461
                                  ----------     --------
TOTAL CURRENT LIABILITIES            192,691      224,209

LONG-TERM DEBT AND CAPITAL
LEASES, LESS CURRENT PORTION         278,198      204,010
OTHER LIABILITIES                     51,199       32,303

SHAREHOLDERS' EQUITY                 524,342      454,447
                                  ----------     --------

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY            $1,046,430     $914,969
                                  ==========     ========

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UNIVERSAL FOREST PRODUCTS, INC.
PAGE 6
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                           FOR THE THREE MONTHS ENDED
                                 MARCH 2007/2006

(IN THOUSANDS)                                                                    2007           2006
---------------                                                                 ---------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings                                                                    $   3,886      $ 15,866
Adjustments to reconcile net earnings to net cash
 from operating activities:
 Depreciation                                                                       9,146         8,279
 Amortization of intangibles                                                        2,367         1,311
 Expense associated with share-based compensation arrangements                        127           215
 Expense associated with stock grant plans                                            122           160
 Deferred income taxes                                                                (50)          (88)
 Minority interest                                                                    366           790
 Loss (gain) on sale or impairment of property, plant and equipment                    23            (1)
 Changes in:
   Accounts receivable                                                            (33,439)      (14,276)
   Inventories                                                                    (23,321)      (25,800)
   Accounts payable                                                                24,891        23,927
   Accrued liabilities and other                                                  (11,249)       (4,860)
 Excess tax benefits from share-based compensation arrangements                      (437)       (1,278)
                                                                                ---------      --------
     NET CASH FROM OPERATING ACTIVITIES                                           (27,568)        4,245

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment                                        (8,638)       (8,186)
Acquisitions, net of cash received                                                (54,770)       (2,052)
Proceeds from sale of property, plant and equipment                                   267           225
Collection of notes receivable                                                        109         1,542
Other, net                                                                            103           (55)
                                                                                ---------      --------
     NET CASH FROM INVESTING ACTIVITIES                                           (62,929)       (8,526)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (repayments) borrowings under revolving credit facilities                     106,488        (5,020)
Repayment of long-term debt                                                       (24,525)          (15)
Proceeds from issuance of common stock                                              1,649         1,945
Distributions to minority shareholder                                                (371)         (509)
Excess tax benefits from share-based compensation
arrangements                                                                          437         1,278
Other, net                                                                           (265)           (5)
                                                                                ---------      --------
     NET CASH FROM FINANCING ACTIVITIES                                            83,413        (2,326)
                                                                                ---------      --------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                            (7,084)       (6,607)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                     51,108        46,215
                                                                                ---------      --------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                        $  44,024      $ 39,608
                                                                                =========      ========